SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 17, 1998

                              DISCOVERY ZONE, INC.
             (Exact name of registrant as specified in its charter)

    Delaware                        0-21854                     36-3877601
 (State or other                  (Commission                 (I.R.S. Employer
   jurisdiction                   File Number)               Identification No.)
 of incorporation)

      565 Taxter Road, Fifth Floor
          Elmsford, New York                                      10523
 (Address of principal executive offices)                       (Zip Code)

        Registrant's telephone number, including area code: 954-627-2400




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                      INFORMATION TO BE INCLUDED IN REPORT

Item 1.           Changes in Control of Registrant

                  Not Applicable.

Item 2.           Acquisition or Disposition of Assets

                  Not Applicable.

Item 3.           Bankruptcy or Receivership

                  Not Applicable.

Item 4.           Changes in Registrant's Certifying Accountant

                  Not Applicable.

Item 5.           Other Events

                  Discovery Zone, Inc. ("DZ") has raised $29.5 million of new capital pursuant to private offerings of equity and debt securities which closed on July 17, 1998. The proceeds of these financings will be used by DZ to continue to pursue its brand repositioning and store revitalization strategy, designed to increase attendance and per capita spending at its network of 202 children's entertainment centers in North America.

                  Pursuant to a private  equity  offering  primarily  to certain existing common and preferred stockholders, $9.5 million was raised through the issuance of Preferred Stock Units consisting of two series of 14 1/2% Cumulative Preferred Stock ("New Preferred Stock") having an aggregate liquidation preference of $9.5 million, together with warrants to purchase an aggregate of approximately 50.6% of the fully-diluted common stock, par value $0.00017 per share ("Common Stock"), of DZ for a nominal exercise price. The New Preferred Stock has a mandatory redemption date of November 1, 2002 and will accumulate dividends at an annual rate of 14 1/2%, compounded quarterly. DZ intends to launch a rights offering to existing holders of Common Stock to allow them to purchase Preferred Units on substantially the same terms as were offered to purchasers of the Series B Preferred Units.

                  Pursuant to a private debt offering primarily to existing noteholders, DZ also raised $20 million through the issuance of Units, consisting of $20 million aggregate principal amount of 13 1/2% Senior
Collateralized Notes due 2002 ("New Notes"), together with two series of warrants to purchase an aggregate of approximately 49% of the fully-diluted Common Stock for a nominal exercise price. If DZ redeems the New Notes prior to the end of 1999 and certain other conditions are met, a portion of these warrants, representing an aggregate of 9% of the fully diluted Common Stock, will be redeemed or canceled

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at no  additional  cost to DZ. The New Notes,  which rank pari passu in right of payment with DZ's existing 13 1/2% Senior Secured Notes due August 1, 2002 (the "Existing Notes"), provide for quarterly interest payments at an annual rate of 13 1/2% and have a maturity date of May 1, 2002. DZ obtained the required consents to issue the New Notes from holders of the Existing Notes and is seeking a further consent from such holders to modify the "change of control" covenant pertaining to the Existing Notes in a solicitation that expires on August 31, 1998.

                  The securities have not been registered under the Securities Act of 1993, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act.

                  Any statements contained in this Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements which may involve known and unknown risks. Reference is made to DZ's Annual Report on Form 10-K/A for the year ended December 31, 1997, including the section entitled "Risk Factors Affecting Performance" contained therein, and its Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1998.

Item 6.           Resignation of Registrant's Directors

                  Not Applicable.

Item 7.           Financial Statements and Exhibits

                  (a)      Financial statements of businesses acquired.

                           Not Applicable.

                  (b)      Pro forma financial information.

                           Not Applicable.

                  (c)      Exhibits.

                           Not Applicable.

Item 8.           Change in Fiscal Year

                  Not Applicable.

Item 9.           Sales of Equity Securities Pursuant to Regulation S

                  Not Applicable.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     DISCOVERY ZONE, INC.


Date: July 23, 1998                  By: /s/ ROBERT G. ROONEY
                                        ----------------------------------------
                                         Name:   Robert G. Rooney
                                         Title:  Senior Vice President and Chief
                                                 Financial and Administrative
                                                 Officer



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